EXHIBIT 12

COMPUTATION OF RATIO OF INCOME FROM

CONTINUING OPERATIONS TO FIXED CHARGES

FOR SIX MONTHS ENDED JUNE 30,

(UNAUDITED)

(Dollars in millions)	2005	2004

Income from continuing operations before income taxes (1)	$4,750	$4,430

Add: Fixed charges, excluding capitalized interest	609	514

Income as adjusted before income taxes	$5,359	$4,944

Fixed charges:
Interest expense	$379	$281
Capitalized interest	6	3
Portion of rental expense representative of interest	230	233

Total fixed charges	$615	$517

Ratio of income from continuing operations to fixed charges	8.71	9.56

(1) Income from continuing operations before income taxes excludes (a) amortization of capitalized interest and (b) the company’s share in the income and losses of less-than-fifty percent-owned affiliates.

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SEGMENT INFORMATION - ON CONTINUING OPERATIONS BASIS

(UNAUDITED)

		Systems and
	Global	Technology
(Dollars in millions)	Services	Group	Software
Three Months Ended June 30, 2005:

External revenue	$11,985	$4,855	$3,821
Internal revenue	775	254	471
Total revenue	$12,760	$5,109	$4,292
Pre-tax (loss)/income	$(93)	$290	$953

Revenue year-to-year change	6.1%	3.7%	9.6%
Pre-tax income year-to-year change	(110.1)%	(48.4)%	11.9%
Pre-tax income margin	(0.7)%	5.7%	22.2%

Three Months Ended June 30, 2004:

External revenue	$11,272	$4,640	$3,458
Internal revenue	759	285	457
Total revenue	$12,031	$4,925	$3,915
Pre-tax income (loss)	$921	$562	$852

Pre-tax income margin	7.7%	11.4%	21.8%

Reconciliations to IBM as Reported:

	Three Months Ended	Three Months Ended
(Dollars in millions)	June 30, 2005	June 30, 2004
Revenue:
Total reportable segments	$23,884	$24,790
Eliminations/other	(1,614)	(1,692)
Total IBM Consolidated	$22,270	$23,098

Pre-tax income:
Total reportable segments	$1,281	$2,615
Eliminations/other*	1,452	(129)
Total IBM Consolidated	$2,733	$2,486

*            Includes the gain from the sale of the company’s Personal Computing business to Lenovo, the impact of the legal settlement with the Microsoft Corporation, and unallocated charges related to the company’s incremental restructuring actions in the second quarter of 2005.

			Personal
	Global	Enterprise	Computing	Total
(Dollars in millions)	Financing	Investments	Division	Segments
Three Months Ended June 30, 2005:

External revenue	$620	$261	$557	$22,099
Internal revenue	275	3	7	1,785
Total revenue	$895	$264	$564	$23,884
Pre-tax (loss)/income	$338	$(58)	$(149)	$1,281

Revenue year-to-year change	(4.6)%	(2.6)%	nm	(3.7)%
Pre-tax income year-to-year change	(0.3)%	(18.4)%	nm	(51.0)%
Pre-tax income margin	37.8%	(22.0)%	(26.4)%	5.4%

Three Months Ended June 30, 2004:

External revenue	$652	$269	$2,679	$22,970
Internal revenue	286	2	31	1,820
Total revenue	$938	$271	$2,710	$24,790
Pre-tax income (loss)	$339	$(49)	$(10)	$2,615

Pre-tax income margin	36.1%	(18.1)%	(0.4)%	10.5%

		Systems and
	Global	Technology
(Dollars in millions)	Services	Group	Software
Six Months Ended June 30, 2005:

External revenue	$23,681	$9,144	$7,372
Internal revenue	1,520	495	932
Total revenue	$25,201	$9,639	$8,304
Pre-tax income (loss)	$723	$352	$1,775

Revenue year-to-year change	5.8%	2.7%	6.7%
Pre-tax income year-to-year change	(58.7)%	(48.8)%	10.6%
Pre-tax income margin	2.9%	3.7%	21.4%

Six Months Ended June 30, 2004:

External revenue	$22,296	$8,865	$6,924
Internal revenue	1,521	525	858
Total revenue	$23,817	$9,390	$7,782
Pre-tax income (loss)	$1,752	$687	$1,605

Pre-tax income margin	7.4%	7.3%	20.6%

Reconciliations to IBM as Reported:

	Six Months Ended	Six Months Ended
(Dollars in millions)	June 30, 2005	June 30, 2004
Revenue:
Total reportable segments	$48,534	$48,526
Eliminations/other	(3,356)	(3,253)
Total IBM Consolidated	$45,178	$45,273

Pre-tax income:
Total reportable segments	$3,322	$4,595
Eliminations/other*	1,421	(159)
Total IBM Consolidated	$4,743	$4,436

*            Includes the gain from the sale of the company’s Personal Computing business to Lenovo, the impact of the legal settlement with the Microsoft Corporation, and unallocated charges related to the company’s incremental restructuring actions in the second quarter of 2005.

			Personal
	Global	Enterprise	Computing	Total
(Dollars in millions)	Financing	Investments	Division	Segments
Six Months Ended June 30, 2005:

External revenue	$1,199	$553	$2,876	$44,825
Internal revenue	724	5	33	3,709
Total revenue	$1,923	$558	$2,909	$48,534
Pre-tax income (loss)	$729	$(92)	$(165)	$3,322

Revenue year-to-year change	2.1%	1.8%	nm	0.0%
Pre-tax income year-to-year change	3.6%	12.4%	nm	(27.7)%
Pre-tax income margin	37.9%	(16.5)%	(5.7)%	6.8%

Six Months Ended June 30, 2004:

External revenue	$1,317	$544	$5,056	$45,002
Internal revenue	566	4	50	3,524
Total revenue	$1,883	$548	$5,106	$48,526
Pre-tax income (loss)	$704	$(105)	$(48)	$4,595

Pre-tax income margin	37.4%	(19.2)%	(0.9)%	9.5%